Exhibit 99.1

Enerpulse Technologies, Inc. Provides a Business Update & Letter to Shareholders

ALBUQUERQUE, NM--(Marketwired - Aug 20, 2015) -  Enerpulse Technologies, Inc. (OTCQB: ENPT)

Dear Valued Shareholder,

Over the past year, Enerpulse has experienced growth and expansion of our professional team, research pipeline, and market development activities. We continue to champion our company's purpose: to deliver new technology advancements through innovative science. As a result, Enerpulse is now established as a leader in Plasma Assisted Combustion (PAC) technology and is positioned to participate in a 10 billion dollar total available market. As we celebrate the four-year anniversary of expanding our market reach to the NatGas engine and automotive OEM verticals, we reflect on our accomplishments to date: an industry-leading PAC technology pipeline, a state-of-the-art technology platform, a growing Pulstar® brand franchise, key industry and academic collaborations, a diverse range of research programs, and an employee culture aligned with our values and purpose. I would like to expand upon these recent achievements and our vision at Enerpulse.

We have focused our efforts and aligned our technology pipeline to address one of the greatest challenges facing the automotive and industrial engine markets today: meeting current and future global exhaust emissions and fuel consumption regulations. Countries around the world, including the United States, Western Europe, China, Japan, India and others, are swiftly strengthening regulations to curb greenhouse gas. At the core of this problem is inefficient combustion of fossil fuels, resulting in wasted energy, excessive carbon/NOx emissions and sub-optimal engine performance. At Enerpulse, we believe that our nano-Plasma® technology will replace conventional spark plugs and become a significant contributor in improving the combustion efficiency and carbon output of spark ignited internal combustion engines whether fueled by gasoline or any form of natural gas.

With this context, let me update you on the growth initiatives underway this year. As you know, over the last four years we have refined the quality, performance and third-party recognition of our unique technology. Now Enerpulse's nano-Plasma products stand alone in the market. We have built a platform for growth by investing in testing and relationship-building with major automotive OEMs and also capitalized on the fact that our novel spark plugs deliver superior results in natural gas engines -- both conversions (one of the fastest growing vehicle classes) and large stationary engines used across large industry verticals.

Having established this platform, this year our priorities are:

  Grow revenue and deployment of our products in the automotive performance and powersports aftermarket -- we are already seeing year-over-year revenue growth
  Establish customer relationships and initiate revenues in the natural gas fueled vehicular and stationary engine segments, positioning for a steep ramp-up in 2016.
  Build partnerships with world leaders in engine and ignition systems to ensure inclusion of nano-Plasma products in the latest engine platforms -- we expect to announce up to two significant partnerships yet this year.
  Position ourselves for scale -- Lou Camilli, our president & CTO, is progressing in discussions with a global Tier-1 spark plug manufacturer.
  Continue to accelerate progress toward OEM platform adoption -- Europe is progressing and we will be in Asia during early Q-4 to discuss testing protocols with leading OEMs there.

At the end of the day, we know it is all about proving our value to both existing and new customers -- and, executing our Plan. Enerpulse's entire team, including our expanded Board, is enthusiastic about our innovative technology and value proposition; and, we are all committed to delivering results and enhanced value to our shareholders.

I want to express my sincere appreciation to all our shareholders. We are making clear progress towards accomplishing our mission to deliver truly advanced technology through innovative science. As we continue on our journey we are thankful for your ongoing confidence and support.

Sincerely,

Joseph E. Gonnella

Chief Executive Officer
Enerpulse Technologies

About ENERPULSE (OTCQB: ENPT)
Enerpulse Technologies, Inc. is a publicly traded company headquartered in Albuquerque, N.M. Founded in 2004; the company develops and manufactures ultra-high performance, low emissions ignition products through the application of pulse power technology. For more information, visit www.enerpulse.com.

Safe Harbor / Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Information provided by the Company such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates," and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations, marketing and sales; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including market conditions, risks associated with the cash requirements of our business and other risks detailed from time to time in our filings with the Securities and Exchange Commission, and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

For further information, contact:
Heather Tausch
Director of Marketing and Communications
505-999-2005
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